EXHIBIT 5.1

              [LETTERHEAD OF SWIDLER BERLIN SHEREFF FRIEDMAN, LLP]

                                                                   March 4, 2004


Bluefly, Inc.
42 West 39th Street
New York, New York 10018

Ladies and Gentlemen:

        On the date hereof, Bluefly, Inc., a Delaware corporation (the "Company"), intends to file with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (the "Registration Statement"), relating to the sale by certain securityholders of the Company of 1,543,209 shares (the "Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock"), 1,500,000 shares of the Company's Common Stock issuable upon the conversion of outstanding shares of the Company's Series A Preferred Stock (the "Conversion Shares") and 723,301 shares of the Company's Common Stock issuable upon the exercise of outstanding warrants and options to purchase Common Stock (the "Warrant Shares," and, together with the Shares and the Conversion Shares, the "Registered Shares"). This opinion is an exhibit to the Registration Statement.

        We have at times acted as special counsel to the Company in connection with certain corporate and securities matters, and in such capacity we are familiar with the various corporate and other proceedings relating to the proposed offer and sale of the Registered Shares as contemplated by the Registration Statement.

        In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of
(i) the Company's Certificate of Incorporation as presently in effect, (ii) the Company's By-Laws as presently in effect, (iii) agreements evidencing the warrants and options pursuant to which the Warrant Shares may be issued and (iv) minutes and other instruments evidencing actions taken by the Company's directors and stockholders. In our examination of all such agreements, documents, certificates and instruments, we have assumed the genuineness of all signatures, the authenticity of all agreements, documents, certificates and instruments submitted to us as originals and the conformity with the originals of all agreements, documents, certificates and instruments submitted to us as certified, conformed or photostatic copies. Insofar as this opinion relates to securities to be issued in the future, we have assumed that all applicable laws, rules and regulations in effect at the time of such issuance will be the same as such laws, rules and regulations in effect as of the date hereof.

Bluefly, Inc.
March 4, 2004
Page 2

        Our opinion herein is based solely upon the General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws (including, without limitation, the application of the securities or "Blue Sky" laws of any state to the offer and/or sale of the Registered Shares).

        Based on the foregoing, and subject to and in reliance upon the accuracy and completeness of the information relevant thereto provided to us, it is our opinion that the Registered Shares have been duly authorized, and (subject to the effectiveness of the Registration Statement and compliance with applicable state laws (including securities laws) of the states in which the Registered Shares may be offered and sold) the Shares are, and, when issued in accordance with the terms of the Company's Certificate of Incorporation and/or any applicable option or warrant agreement relating thereto, the Conversion Shares and the Warrant Shares will be, legally and validly issued, fully paid and non-assessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as an exhibit to any filing made by the Company under the securities or other laws of any state of the United States in which the Registered Shares may be offered and sold.

        This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except as expressly provided in the preceding paragraph, without our express written consent. This opinion is rendered to you as of the date hereof, and we undertake no obligation to advise you of any change in any applicable law or in facts or circumstances which might affect any matters or opinions set forth herein.

                                        Very truly yours,

                                        /s/ Swidler Berlin Shereff Friedman, LLP

                                        Swidler Berlin Shereff Friedman, LLP